[LETTERHEAD OF CHARLES M. STIVERS, C.P.A.]

                   CONSENT OF INDEPENDENT AUDITORS
                   -------------------------------

We hereby consent to the use of our audit report dated September 26, 2000, in this Registration Statement on Form SB-2 of Miller Petroleum, Inc. for the years ended April 30, 2000, and 1999, which is part of this Registration Statement on Form SB-2, and all references to our firm included in this Registration Statement on Form SB-2.

/s/ Charles M. Stivers, C.P.A.

Charles M. Stivers
Certified Public Accountant

Manchester, Kentucky
June 6, 2001